                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            BROOKS AUTOMATION, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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       1)   Title of each class of securities to which transaction applies:

            ____________________________________________________________________

       2)   Aggregate number of securities to which transaction applies:

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       3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

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            ____________________________________________________________________

       5)   Total fee paid:

            ____________________________________________________________________
[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

                            BROOKS AUTOMATION, INC.

                        TO BE HELD ON FEBRUARY 20, 1997

  The Annual Meeting of Stockholders of Brooks Automation, Inc. will be held on February 20, 1997 at 10:00 a.m., local time, at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, for the following purposes:

  1. To elect four (4) directors to serve for the ensuing year and until their successors are duly elected.

  2. To consider and act upon a proposal to amend the Company's 1993 Nonemployee Director Stock Option Plan.

  3. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

  The Board of Directors has fixed January 3, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

  You are cordially invited to attend the Meeting.

                                          By Order of the Board Of Directors



                                          Lawrence M. Levy,
                                          Secretary

Boston, Massachusetts
January 23, 1997

                            YOUR VOTE IS IMPORTANT

  YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                            BROOKS AUTOMATION, INC.

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD FEBRUARY 20, 1997

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brooks Automation, Inc., a Delaware corporation (the "Company") with its principal executive offices at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, for use at the Annual Meeting of Stockholders to be held on February 20, 1997, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about January 23, 1997. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation and the Company may also use a private solicitation firm to perform additional solicitation. The Company will also use Corporate Investor Communications, Inc., a proxy solicitation firm, to solicit proxies on behalf of the Company. The Company expects to pay Corporate Investor Communications, Inc. approximately $5,000 plus certain expenses for its services.

  Only stockholders of record at the close of business on January 3, 1997 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 7,613,866 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

  The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors and for the proposal to amend the 1993 Nonemployee Director Stock Option Plan. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  At the Meeting, four directors are to be elected to serve until the 1998 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons listed below in the following table have been nominated by the Board of Directors for election as directors.

  All nominees are currently directors of the Company. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

  The following table sets forth certain information with respect to the nominees. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries.

NAME                          AGE POSITION                        DIRECTOR SINCE
----                          --- --------                        --------------
Robert J. Therrien...........  62 President, Chief Executive           1989
                                  Officer, Treasurer and Director
Norman B. Brooks.............  65 Director                             1989
Roger D. Emerick(1)(2).......  57 Director                             1993
Amin J. Khoury(1)(2).........  57 Director                             1994

--------
(1) Member of the Company's Compensation Committee.
(2) Member of the Company's Audit Committee.

  Mr. Robert J. Therrien has been the President, Chief Executive Officer and a director of the Company since its incorporation in 1989 when he initiated the acquisition of the Brooks Automation Division of Aeronca Electronics, Inc. From 1983 to 1989, Mr. Therrien served as a consultant to the Company and other firms in the semiconductor industry. From 1972 until its sale to Schlumberger Industries in 1983, Mr. Therrien cofounded and served as Chairman and President of Accutest Corporation, a semiconductor automatic test equipment company. Mr. Therrien is currently a director of MKS Instruments, Inc., a supplier of measurement and control components for laboratory and industrial applications throughout the microelectronics industry.

  Mr. Norman B. Brooks founded the Company in 1978, and has served as a director of the Company since its incorporation in 1989. Mr. Brooks has been semi-retired since that date.

  Mr. Roger D. Emerick has been a director of the Company since October 1993. Mr. Emerick has been Chief Executive Officer and a director of Lam Research Corporation ("Lam"), a semiconductor equipment supplier, since 1982 and Chairman of the Board of Directors of Lam since 1984. Mr. Emerick served as President of Lam from 1982 to 1995. See "Certain Transactions." Mr. Emerick is currently a director of Electroglas, Inc., a manufacturer of automatic wafer probing equipment, IPEC, a semiconductor processing equipment manufacturer and Semiconductor Equipment and Materials International.

  Mr. Amin J. Khoury has been a director of the Company since July 1994. Since 1987, Mr. Khoury has served as Chairman of the Board of B/E Aerospace, Inc., a designer, manufacturer and marketer of airline interior furnishings. Mr. Khoury is also Chairman of the Board of Applied Extrusion Technologies, Inc., a manufacturer of oriented polypropylene films and extruded polymer nets, and a director of Aurora Electronics, Inc., a supplier of spare parts distribution, environmental recycling and recovery services to the electronics industry.

MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company held five meetings during the fiscal year ended September 30, 1996. The Board of Directors acted on one occasion by unanimous written consent in lieu of a special meeting. Each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

  The Board of Directors has an Audit Committee, currently composed of Messrs. Emerick and Khoury, which met three times in fiscal 1996. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent accountants, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent accountants.

  The Board of Directors has a Compensation Committee, currently composed of Messrs. Emerick and Khoury, which met twice in fiscal 1996. The functions of the Compensation Committee include determining salaries, grants and awards under incentive plans, benefits and overall compensation.

COMPENSATION OF DIRECTORS

  Nonemployee directors of the Company receive $1,000 cash compensation for each Board meeting they attend, in addition to expenses reasonably incurred. Nonemployee directors receive $4,000 per year for their services on the Compensation Committee and $4,000 per year for their services on the Audit Committee. Each nonemployee director is granted options to purchase 10,000 shares of Common Stock on the date he is first elected a director and options to purchase 5,000 shares on July 1 of each year thereafter pursuant to the 1993 Nonemployee Director Stock Option Plan. Employee directors may elect to participate in the 1995 Employee Stock Purchase Plan and may be granted options under the 1992 Combination Stock Option Plan. See "Stock Option Plans" and "Proposal No. 2--Amendment of the 1993 Nonemployee Director Stock Option Plan." Mr. Brooks receives certain life and heath insurance benefits from the Company which totaled $1,920 in fiscal 1996.

  Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of the director.

  The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in the best interests of the Company.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information as of December 5, 1996 with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                           SHARES OF COMMON STOCK
NAME**                                     BENEFICIALLY OWNED(1)  PERCENT OF CLASS
------                                     ---------------------- ----------------
Robert J. Therrien(2)....................        1,507,006               19%
 c/o Brooks Automation, Inc.
 15 Elizabeth Drive
 Chelmsford, MA 01824
Stanley D. Piekos(3).....................           77,284                *
Michael W. Pippins(4)....................           71,959                *
Michael F. Werner(5).....................           60,000                *
Norman B. Brooks(6)......................           45,040                *
Roger D. Emerick(7)......................            9,000                *
Amin J. Khoury(8)........................            3,000                *
Robert A. McEachern(9)...................              608                *
All directors and executive officers as a
 group (11 persons)(2)(3)(4)(5)(6)(7)(8)
 (9)(10)..................................       1,880,815               24%
Kopp Investment Advisors.................        1,163,250               15%
 6600 France Ave. So., Suite 672
 Edina, MN 55435(11)

--------
*    Less than 1% of the outstanding Common Stock.
**   Address provided for beneficial owners of more than 5% of the Common Stock.
(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed except to the extent shared by spouses under applicable law.
(2) Includes 202,500 shares issuable pursuant to immediately exercisable stock options. Excludes (i) shares held by certain children and grandchildren of Mr. Therrien, as to which he disclaims beneficial ownership and (ii) options to purchase 182,500 shares which are not exercisable within 60 days of December 5, 1996.
(3) Includes 20,625 shares issuable pursuant to immediately exercisable stock options. Excludes (i) 4,000 shares held by a relative of Mr. Piekos, as to which he disclaims beneficial ownership and (ii) options to purchase
     71,875 shares which are not exercisable within 60 days of December 5, 1996.
(4) Includes 12,000 shares issuable pursuant to immediately exercisable stock options. 15,750 of the remaining 59,959 shares are subject to certain repurchase rights by the Company in the event Mr. Pippins' employment with the Company is terminated. Excludes options to purchase 40,000 shares which are not exercisable within 60 days of December 5, 1996.
(5) Includes 41,250 shares issuable pursuant to immediately exercisable stock options. 11,250 of the remaining 18,750 shares are subject to certain repurchase rights by the Company in the event Mr. Werner's employment with the Company is terminated. Excludes options to purchase 43,750 shares which are not exercisable within 60 days of December 5, 1996.

(6) Includes 9,000 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 16,000 shares which are not exercisable within 60 days of December 5, 1996.
(7) Includes 9,000 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 16,000 shares which are not exercisable within 60 days of December 5, 1996.
(8) Includes 3,000 shares issuable pursuant to immediately exercisable stock options. Excludes options to purchase 15,000 shares which are not exercisable within 60 days of December 5, 1996.
(9) Excludes options to purchase 30,000 shares which are not exercisable within 60 days of December 5, 1996.
(10) Includes 107,526 shares held by Mr. McMahon. Excludes (i) 24,468 shares held by the spouse of Mr. McMahon as to which he disclaims beneficial ownership and (ii) options to purchase an aggregate of 40,000 shares held by Messrs. Beaulieu and Carey which are not exercisable within 60 days of December 5, 1996.
(11) A 13G, Amendment No. 1, was filed with the Securities and Exchange Commission indicating that as beneficial owner, Kopp Investment Advisors, Inc. has sole voting power with respect to 258,500 shares, sole power to dispose of 60,000 shares and shared dispositive power to dispose of 1,035,950 shares.

MANAGEMENT

  The names of the Company's executive officers who are not directors of the Company, and certain biographical information furnished by them, are set forth below.

NAME                     AGE POSITION WITH THE COMPANY
----                     --- -------------------------
David R. Beaulieu.......  38 Vice President, Engineering
Robert Carey............  55 Vice President, Asian Operations
Robert A. McEachern.....  53 Vice President, Flat Panel Display Engineering
Richard W. McMahon......  41 Vice President, Software Engineering
Stanley D. Piekos.......  49 Vice President, Finance and Chief Financial Officer
Michael W. Pippins......  36 Vice President, Sales and Marketing
Michael F. Werner.......  51 Vice President, Manufacturing and Operations

  Mr. David R. Beaulieu joined the Company in May 1996 as its Vice President of Engineering. From 1993 to 1996, Mr. Beaulieu served as Vice President, Product Operations of the Time/Data Systems Division of Simplex Corporation, a manufacturer of industrial equipment. From 1991 to 1993, Mr. Beaulieu served as Vice President of Research and Development for Tropel Corporation, a manufacturer of advanced optical systems for semiconductor equipment. From 1979 to 1991, Mr. Beaulieu served GCA, a unit of General Signal Corporation, in a variety of positions including Director of Lithographic Engineering.

  Mr. Robert Carey joined the Company in April 1996 as its Vice President of Technology and Business Development and in September 1996 began serving as Vice President, Asian Operations. From 1993 to 1996, Mr. Carey served as President of Dynapower/Stratopower and from 1988 to 1993 he served as President, Senior Vice President of Product Operations and Vice President of Research and Development of GCA. Dynapower/Stratopower and GCA are units of General Signal Corporation.

  Mr. Robert A. McEachern joined the Company in June 1995 as its Vice President, Flat Panel Display Engineering. Mr. McEachern was a founder of MRS Technology, a supplier of photolithography equipment to flat panel display manufacturers, and served as Vice President, Research and Development of MRS from its organization in February 1986 to May 1995. Prior to MRS's formation, Mr. McEachern was an engineering manager at Varian Associates, a manufacturer of semiconductor production equipment.

  Mr. Richard W. McMahon joined the Company in February 1996 as Vice President, Software Engineering and as President of Brooks Automation Canada. Mr. McMahon was the founder of Techware Corporation, a designer and supplier of integrated equipment control software solutions for the semiconductor and related industries, and served as its President from 1983 through its acquisition by the Company in February 1996.

  Mr. Stanley D. Piekos joined the Company in June 1994 as its Vice President, Finance and Chief Financial Officer. From 1985 to June 1994, Mr. Piekos served Helix Technology Corporation, a manufacturer of cryogenic equipment used primarily in the semiconductor industry, most recently as Vice President and Chief Financial Officer.

  Mr. Michael W. Pippins joined the Company in March 1992 as its Director of Sales and Marketing and in June 1993 was promoted to Vice President, Sales and Marketing. From 1989 to 1992, Mr. Pippins served as strategic marketing manager for Varian Associates, a manufacturer of semiconductor production equipment.

  Mr. Michael F. Werner has been the Vice President, Operations of the Company since February 1993. From 1986 to 1993, Mr. Werner served GCA, a unit of General Signal Corporation, in a variety of positions including Senior Vice President of Operations.

EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the Chief Executive Officer and the four most highly-compensated executive officers of the Company during fiscal 1996.

                          SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                        ANNUAL COMPENSATION        COMPENSATION
                                    ----------------------------      AWARDS
                                                    OTHER ANNUAL    SECURITIES      ALL OTHER
NAME AND PRINCIPAL                  SALARY   BONUS  COMPENSATION UNDERLYING OPTION COMPENSATION
POSITION                 YEAR ENDED   ($)     ($)      ($)(1)         (#)(2)          ($)(3)
------------------       ---------- ------- ------- ------------ ----------------- ------------
Robert J. Therrien,       9/30/96   259,794  97,548    33,263          10,000         2,122
 Chief Executive Officer  9/30/95   229,115 117,500    14,600              --         1,840
  and President(4)        9/30/94   194,384  74,000    18,266         375,000         1,376

Robert A. McEachern,      9/30/96   131,412  12,675     9,892           5,000         1,588
 Vice President, FPD      9/30/95    38,261  13,500     1,800              --            --
 Engineering              9/30/94        --      --        --              --            --

Stanley D. Piekos,        9/30/96   134,124  39,598     9,723          10,000         2,148
 Vice President, Finance  9/30/95   129,250  52,000     7,200              --         1,801
  and Chief Financial     9/30/94    40,500  10,583        --          82,500            98
  Officer(4)

Michael W. Pippins,       9/30/96   131,068  36,000     9,653          10,000         2,018
 Vice President, Sales    9/30/95   115,500  47,200     8,210              --         3,418
  and Marketing           9/30/94   110,112  33,200        --          30,000         2,380

Michael F. Werner,        9/30/96   141,894  37,663     9,756          10,000         1,907
 Vice President,          9/30/95   120,600  49,360     8,250              --         1,413
  Operations              9/30/94   117,798  33,200        --          30,000           408

--------

(1) Represents lease and insurance payments made for automobiles used by Messrs. Therrien, McEachern, Piekos, Pippins and Werner.
(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during fiscal 1994, 1995 or 1996.
(3) Consists of (i) matching contributions made by the Company to its 401(k) plan of $0, $924 and $1,156 for Mr. Therrien; $0, $0 and $1,349 for Mr. McEachern; $0, $1,642 and $2,799 for Mr. Piekos; $1,972, $3,347 and $1,938
    for Mr. Pippins; and $0, $1,346 and $1,702 for Mr. Werner in fiscal 1994, 1995 and 1996, respectively, and (ii) life insurance premiums paid by the Company of $1,376, $916 and $966 for Mr. Therrien; $0, $0 and $239 for Mr. McEachern; $98, $159 and $176 for Mr. Piekos; $408, $71 and $80 for Mr. Pippins; and $408, $167 and $205 for Mr. Werner in fiscal 1994, 1995 and 1996, respectively. The Company is not a beneficiary of any life insurance benefits resulting from the payment of these premiums.
(4) See "Employment Contracts" below.

EMPLOYMENT CONTRACTS

  Robert J. Therrien. In October 1994, the Company entered into an employment agreement with Robert J. Therrien, its President and Chief Executive Officer, which entitled Mr. Therrien to a minimum annual salary of $230,000, subject to increases for inflation, and to consideration for discretionary bonuses. The employment agreement, which has a seven-year term, provides that Mr. Therrien will receive retirement compensation at the rate of Mr. Therrien's salary in effect as of the date he terminates employment with the Company for a period equal to one and one-half times the number of years Mr. Therrien serves the Company after October 1, 1994. In the event of Mr. Therrien's death or permanent disability, he or his estate has the option of receiving his retirement compensation over a period of not less than four years. The Company will also provide Mr. Therrien with certain life insurance benefits over the term of the agreement and for so long as the Company owes him retirement compensation, an automobile allowance and such other employment benefits as may be generally available to employees of the Company.

  Under the agreement, if Mr. Therrien terminates his employment with the Company upon a change in control of the Company or for good reason (a material reduction in his overall level of responsibility without his consent), the Company shall pay Mr. Therrien, in addition to the retirement compensation, a lump sum severance payment equal to $1 less than three times Mr. Therrien's average annual compensation during the five most recent years.

  Mr. Therrien's employment agreement also contains noncompetition and confidentiality provisions. The noncompetition provision prohibits Mr. Therrien from directly or indirectly competing with the Company so long as he is an employee of the Company and for a period of two years thereafter.

  Stanley D. Piekos. In June 1994, the Company entered into an employment agreement with Stanley D. Piekos, its Vice President, Finance and Chief Financial Officer, which is terminable by either party upon 30 days notice and which entitles Mr. Piekos to a minimum annual salary of $127,000 and formula bonuses based on the Company's annual financial performance. Mr. Piekos' agreement contains non-disclosure provisions and prohibits him from competing with the Company during the term of his employment and for a period of one year thereafter. Pursuant to the agreement, Mr. Piekos subscribed to 75,000 shares of Common Stock for a purchase price of approximately $1.67 per share (a total of $125,000) and was granted options to purchase 67,500 shares of Common Stock at an exercise price of approximately $1.67 per share. The Company also granted Mr. Piekos certain registration rights with respect to these shares in the event the Company registers the shares of any of its other executive officers. The employment agreement provides Mr. Piekos with certain other benefits, including an automobile allowance, the opportunity to participate in insurance plans and other employment benefits as may be generally available to senior executives of the Company. Mr. Piekos has also entered into an indemnification agreement with the Company on the same terms as the Company's directors. See "Compensation of Directors-- Indemnification Agreements."

BONUS PLAN

  The Company maintains an informal bonus program for certain employees, including executive officers, under which such employees may be awarded discretionary cash bonuses based upon an evaluation of individual performance and the performance of the Company during the year.

GAINSHARING PROGRAM

  In 1995, the Company introduced an informal Gainsharing Program. Gainsharing is an incentive program designed to compensate eligible employees, including officers, for their efforts toward achieving the Company's goals. Eligible employees may earn up to 10% of their base pay each quarter if certain personal objectives for quality of work and customer satisfaction and certain Company objectives for revenues and operating profit are met. The Company paid employees a total of $632,000 during 1996 pursuant to the Gainsharing Program.

STOCK PURCHASE PLAN

  In February 1996, the Company adopted the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") to provide employees of the Company with additional incentives by permitting them to acquire an equity interest in the Company through the purchase of shares of the Company's Common Stock.

  Eligible employees of the Company elect to participate in the Stock Purchase Plan by giving notice to the Company and instructing the Company to withhold a specified dollar amount from the employee's salary during the following six-month period. On the last business day of that period, the amount withheld is used to purchase Common Stock at a price equal to the lesser of 85% of the fair market value of the Common Stock on either the first day of the six-month period or on the last day of the six-month period, whichever is less. Participation ends automatically on termination of employment with the Company.

  The maximum number of shares of Common Stock which may be purchased by employees under the Stock Purchase Plan is 150,000 shares, subject to adjustments for stock splits, stock dividends and similar transactions. An aggregate of 21,393 shares have been purchased under the Stock Purchase Plan. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

STOCK OPTION PLANS

  The following tables set forth certain information with respect to the stock options granted to the named executive officers during fiscal 1996 and the aggregate number of and value of options exercisable and unexercisable held by the named executive officers during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                         -------------------------------------------------
                                                                             POTENTIAL
                                                                             REALIZABLE
                                                                              VALUE AT
                                                                           ASSUMED ANNUAL
                                                                           RATES OF STOCK
                         NUMBER OF                                             PRICE
                         SECURITIES  % OF TOTAL                             APPRECIATION
                         UNDERLYING   OPTIONS                                FOR OPTION
                          OPTIONS    GRANTED TO                               TERM(3)
                          GRANTED   EMPLOYEES IN EXERCISE PRICE EXPIRATION --------------
NAME                         (#)(1) FISCAL YEAR    $/SHARE(2)      DATE    5%($)  10%($)
----                     ---------- ------------ -------------- ---------- ------ -------
Robert J. Therrien .....   10,000         3%         12.10       7/25/06   84,648 206,460
Robert A. McEachern.....    5,000         1%         11.00       7/25/06   47,824 108,730
Stanley D. Piekos ......   10,000         3%         11.00       7/25/06   95,648 217,460
Michael W. Pippins .....   10,000         3%         11.00       7/25/06   95,648 217,460
Michael F. Werner ......   10,000         3%         11.00       7/25/06   95,648 217,460

--------
(1) Incentive stock options are exercisable at the rate of 25 percent per year over a four year period commencing two years from the date of grant. Mr. Therrien's exercise price is equal to 110% of the fair market value of the stock on the date of grant because he is a holder of more than 10% of the Company's Common Stock.
(2) The exercise price is equal to the fair market value of the stock on the date of grant.
(3) The 5% and 10% assumed rates of annual compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                           SHARES     VALUE    UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON REALIZED   OPTIONS AT 9/30/96(#)         9/30/96($)(2)
NAME                     EXERCISE(#)  ($)(1)  EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                     ----------- -------- ------------------------- -------------------------
Robert J. Therrien .....       --         --       202,500/182,500         2,089,238/1,772,138
Robert A. McEachern.....       --         --             --/30,000                   --/48,750
Stanley D. Piekos ......       --         --         20,625/71,875             223,979/688,188
Michael W. Pippins .....   18,000    220,875         12,000/40,000             131,175/339,025
Michael F. Werner ......       --         --         41,250/43,750             476,194/383,281

--------
(1) The "value realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the executive officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.
(2) Based on the closing price of the Company's Common Stock on September 30, 1996 on the Nasdaq National Market of $12.63 minus the respective option exercise prices.

  1992 Combination Stock Option Plan. Under the Company's 1992 Combination Stock Option Plan (the "1992 Plan"), which is administered by the Compensation Committee, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), and other options which are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options may only be granted to persons who are employees of the Company at the time of grant, which may include officers and directors who are also employees. Nonqualified stock options may be granted to persons who are officers, directors or employees of or consultants or advisors to the Company or persons who are in a position to contribute to the long-term success and growth of the Company at the time of grant.

  Options under the 1992 Plan may not be granted after May 13, 2002. No option under the 1992 Plan may be exercised subsequent to ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than 10% of the Company's Common Stock). Options granted under the 1992 Plan generally vest over a period of five years. Except in the event of death or permanent disability of the option holder, no incentive stock option granted pursuant to the 1992 Plan may be exercised more than three months after the option holder ceases to be an employee of the Company.

  Nonqualified stock options may be granted at an exercise price greater or lesser than the fair market value of the Common Stock on the date of the grant, in the discretion of the Compensation Committee. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock and may be granted to holders of more than 10% of the Common Stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant. Of the 1,550,000 shares of Common Stock authorized for issuance under the 1992 Plan, options to purchase 1,247,850 shares of Common Stock have been granted (net of forfeitures) through December 5, 1996; 193,450 of these options have been exercised.

  1993 Nonemployee Director Stock Option Plan. The Company's 1993 Nonemployee Director Stock Option Plan (the "Directors Plan") is more fully described under "Proposal No. 2--Amendment of the 1993 Nonemployee Director Stock Option Plan" below. Under the Directors Plan, each director who is not an employee of the Company or any of its subsidiaries is eligible to receive options. Of the current directors, Messrs. Brooks, Emerick and Khoury are eligible to receive options.

REPORT ON 10-YEAR STOCK OPTION REPRICINGS

  On July 25, 1996, the Board determined that certain stock options issued to employees of the Company had an exercise price significantly higher than the market value of the Company's Common Stock. In light of the Board's conclusions that such options were not providing the desired incentive, the Board provided employees with the opportunity to exchange options previously granted to them under the 1992 Combination Stock Option Plan for new options (the "Replacement Options") to purchase the same number of shares of Common Stock at an exercise price of $11.00 per share, the then fair market value of the Common Stock. Employees were given the choice of retaining their existing options, with the original vesting schedule, or accepting the Replacement Options, with the original vesting schedule, but with such schedule commencing on July 25, 1996. The Company canceled and replaced options to purchase 344,600 shares of Common Stock with an average purchase price of $14.36 per share.

  The following table sets forth information concerning stock options which have been repriced from February 2, 1995, the date of the Company's initial public offering, through the end of fiscal 1996 for the Company's executive officers:

                                                                                 LENGTH OF
                                                                                  ORIGINAL
                                                           EXERCISE             OPTION TERM
                              NUMBER OF   MARKET PRICE OF  PRICE AT              REMAINING
                               OPTIONS    STOCK AT TIME    TIME OF      NEW      AT DATE OF
                             REPRICED OR OF REPRICING OR REPRICING OR EXERCISE  REPRICING OR
NAME                   DATE   AMENDED(#)  AMENDMENT($)   AMENDMENT($) PRICE($)   AMENDMENT
----                  ------- ---------- --------------- ------------ --------  -----------
David Beaulieu....... 7/25/96   20,000       $11.00         $14.50     $11.00    10 years
Robert Carey......... 7/25/96   20,000       $11.00         $12.25     $11.00    10 years
Robert A. McEachern.. 7/25/96   25,000       $11.00         $14.25     $11.00    10 years
Richard W. McMahon... 7/25/96   26,000       $11.00         $14.75     $11.00    10 years

                                       Board of Directors

                                       Robert J. Therrien
                                       Norman B. Brooks
                                       Roger D. Emerick
                                       Amin J. Khoury

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  In November 1994, the Board of Directors appointed a Compensation Committee consisting of Messrs. Emerick and Khoury. Neither Mr. Emerick nor Mr. Khoury is or was formerly an officer or employee of the Company. Mr. Therrien, the President and Chief Executive Officer of the Company, has the authority to grant options for not more than 9,000 shares to employees who are not executive officers on terms that are consistent with the 1992 Plan. Mr. Therrien granted options to purchase 70,000 shares in fiscal 1996. Prior to November 1994, all decisions regarding compensation of executive officers were made by the entire Board of Directors. Mr. Brooks, a member of the Board of Directors, was formerly an executive officer of the Company.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors is comprised of two non-employee directors and is responsible for establishing compensation policies applicable to the Company's executive officers including the Chief Executive Officer.

  The Company's compensation policies are intended to attract, retain and motivate highly qualified executive officers by providing incentives that closely align the interests of the executive officers with those of the Company and its stockholders. The Compensation Committee uses a combination of cash and equity components to offer a balance of short- and long-term incentives.

  The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees. The base salary of an executive officer is established after considering the level of his responsibility, data gathered informally with respect to salaries paid by comparable companies to officers in similar positions and the quality of performance. No particular weight is given to any of these factors. In setting compensation, the Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options, the bonus plan and benefit plans generally available to employees such as the quarterly gainsharing program and the Stock Purchase Plan to provide significant performance incentives.

  Executive officers are eligible for performance bonuses under the Company's Bonus Plan of 20% to 40% of their base salary. The extent of these bonuses is determined based on factors such as individual performance goals, teamwork, leadership and initiative with no greater emphasis on one factor than on another. These bonuses are contingent on the Company's overall financial performance. Bonuses paid to executive officers during fiscal 1996 amounted to $260,484. The target bonus for Mr. Therrien, set at 40%, represents a greater percentage of base salary than for other executive officers. Consequently, a larger portion of Mr. Therrien's total compensation is dependent on his and the Company's performance. Executive officers also participate along with all other employees of the Company in a quarterly gainsharing program, through which employees can earn a quarterly payout of up to 10% of their base pay if certain personal objectives for quality of work and customer satisfaction and certain Company objectives for revenues and operating profit are met. This gainsharing program is designed to focus attention on short-term goals which may have substantial impact on the long-term success of the Company and to encourage executive officers and the Company's other employees to work more closely together on objectives which are beneficial to the Company.

  Each of the executive officers, including Mr. Therrien, and all key employees are eligible to receive grants of options under the 1992 Plan. The 1992 Plan is used to align a portion of the executive officers' and key employees' compensation with the stockholders' interests and the long-term success of the Company. In determining the number of options to be granted to each executive officer or key employee, the Compensation Committee makes a subjective determination based on factors such as the individual's level of responsibility, performance and number of options held by the executive officer, with no particular weight given to any factor. During fiscal 1996, 111,000 options were granted to executive officers under the 1992 Plan. The 1995 Employee Stock Purchase Plan provides all of the Company's employees, including executive officers, with a means of acquiring the Company's stock, further aligning the interests of executive officers, employees and stockholders.

  In October 1994, the Company entered into an employment agreement with Robert J. Therrien, its Chief Executive Officer, which entitles Mr. Therrien to a minimum annual salary of $230,000, subject to adjustment for inflation, consideration for discretionary bonuses, certain life insurance benefits and, for so long as the Company owes him retirement compensation, an automobile allowance and such other employment benefits as are generally available to employees of the Company. See "Employment Contracts." Mr. Therrien received a base salary of $259,794 in fiscal 1996. Mr. Therrien received stock options to purchase 10,000 shares of stock in fiscal 1996, as well as a bonus in the amount of $97,548, reflecting the Company's strong performance during the last fiscal year. The Compensation Committee has not conducted any formal surveys of salaries of chief executive officers, but, based on its experience, believes that this compensation is comparable to the compensation of chief executive officers of similar companies.

                                       Compensation Committee

                                       Roger D. Emerick
                                       Amin J. Khoury

PERFORMANCE GRAPH

  The following graph compares the change in the Company's cumulative total shareholder return from February 2, 1995, when the Company's Common Stock became publicly traded, to September 30, 1996, the last trading day of fiscal 1996 with the cumulative total return on the CRSP Index for the NYSE/AMEX/Nasdaq Stock Market (U.S. Companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3550-3559 U.S. Companies) Special Industry Machinery, Except Metalworking Machinery for that period.

                        PERFORMANCE GRAPH APPEARS HERE

  Index Description                                        02/02/95    09/29/95    09/30/96
  -----------------                                        --------    --------    --------
 Brooks Automation, Inc.                                    $100        $215.00     $126.30

 NYSE/AMEX/Nasdaq Stock Market (U.S. Companies)             $100        $126.40     $150.40

 NYSE/AMEX/Nasdaq Stocks (SIC 3550-3559 U.S. Companies)     $100        $217.70     $138.00
 Special Industry Machinery, Except Metalworking Machinery


  Assumes $100 invested on February 2, 1995 in the Company's Common Stock, the CRSP Index for the NYSE/AMEX/Nasdaq Stock Market (U.S. Companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3550-3559 U.S. Companies) Special Industry Machinery, Except Metalworking Machinery, and the reinvestment of any and all dividends.


CERTAIN TRANSACTIONS

  Lam Research Corporation. During fiscal 1996, the purchases of Lam Research Corporation ("Lam"), a major customer of the Company, from the Company accounted for approximately 21% of the Company's revenues during the period. Lam's Chairman and Chief Executive Officer, Roger Emerick, serves on the Company's Board of Directors. There is no agreement or arrangement requiring the election of Mr. Emerick or any other representative of Lam to serve as a director of the Company.

  Sales to Lam have been made in the ordinary course of the Company's business, and the Company believes that the terms of its transactions with Lam have not been less favorable to the Company than could have been obtained from a party unaffiliated with the Company purchasing products of similar types and at comparable volumes, and making similar commitments and financial accommodations to the Company.

  Purchase of Techware Corporation. In February 1996, the Company acquired all of the outstanding shares of Techware Systems Corporation ("Brooks Canada") in exchange for 462,189 shares of the Company's Common Stock. Brooks Canada designs, develops and supplies integrated equipment control software solutions for the semiconductor and related industries. The acquisition enhances and expands the Company's proprietary control system software for transport module and cluster tool system interface. The acquisition has been accounted for as a pooling of interests.

  In connection with the acquisition of Brooks Canada, Richard W. McMahon, the Company's Vice President of Software Engineering, received 101,863 shares of Common Stock, his spouse received 24,468 shares of Common Stock and 53,155 shares of Common Stock were placed by Mr. McMahon in a trust. In addition, the Company entered into an employment agreement with Mr. McMahon which is terminable by either party upon thirty days notice and which entitles Mr. McMahon to a minimum annual salary of $115,700 Canadian and formula bonuses based on the Company's financial performance. Mr. McMahon's agreement contains non-disclosure provisions and prohibits him from competing with the Company during the term of his employment and for a period of one year thereafter. Pursuant to the agreement, Mr. McMahon was granted options to purchase 26,000 shares of Common Stock at an exercise price of $14.75 per share ($11.00 per share following a repricing of the Company's stock options; See "Report on 10-Year Stock Option Repricings"). The employment agreement provides Mr. McMahon with certain other benefits, including the opportunity to participate in insurance plans and other employment benefits as may be generally available to executives of the Company.

                                PROPOSAL NO. 2

                       AMENDMENT OF THE 1993 NONEMPLOYEE
                          DIRECTOR STOCK OPTION PLAN

  The purpose of the 1993 Nonemployee Director Stock Option Plan (the "Directors Plan") is to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its Common Stock.

  The Board of Directors has approved an amendment to the Directors Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder from 90,000 shares to 190,000 shares.

  Each director who is not an employee of the Company or any of its subsidiaries is eligible to receive options under the Directors Plan. Of the current directors, Messrs. Brooks, Emerick and Khoury are eligible directors. Under the Directors Plan, each eligible director receives an automatic grant of an option to purchase 10,000 shares of Common Stock upon becoming a director of the Company and an option to purchase 5,000 shares on July 1 each year thereafter (rather than on the anniversary date of his initial option grant, pursuant to an amendment to the Directors Plan adopted by the Board of Directors in 1996). Options granted under the Directors Plan become exercisable in 20% increments over a five year period for each year that the director remains affiliated with the Company.

  The exercise price for all options granted under the Directors Plan is the fair market value of the Common Stock on the date of grant, but in no event less than the par value of the Common Stock. In order to assist an optionee in the acquisition of shares of Common Stock pursuant to the exercise of an option granted under the Directors Plan, the exercise price may be paid (i) in cash, (ii) by delivery of Common Stock having a fair market value on the date of exercise equal to the purchase price, or (iii) any combination of cash and shares of Common Stock.

  The Board of Directors has approved an amendment to the Directors Plan, subject to stockholder approval, to increase the number of shares of Common Stock which may be issued upon exercise of options under the Directors Plan from 90,000 shares to 190,000 shares. Shares issued under the Directors Plan may include treasury shares, authorized but unissued shares and shares previously reserved for issuance upon exercise of options which have expired or terminated. Shares subject to an option that ceases to be exercisable for any reason will be available for subsequent option grants. The Directors Plan terminates and no further options may be issued under the Plan after April 1, 2004.

  No option under the Directors Plan may be exercised subsequent to ten years from the date of grant. If an eligible director ceases to be a director of the Company for any reason, all options held by that director that are not then exercisable terminate. Options generally may not be exercised after 30 days following the date the holder ceases to be a director of the Company, except that in the event of death or permanent disability of the optionholder, the portion of the option then exercisable may be exercised by the holder or his estate for a period of up to one year after the date of such death or permanent disability. Options granted under the Directors Plan may not be assigned or transferred except by will or the laws of descent and distribution.

  The Directors Plan may be amended by the Board of Directors or any committee to which such authority has been delegated by the Board of Directors, at any time, in whole or in part, provided however, that so long as there is a legal requirement for stockholder approval of a plan and certain amendments thereto, any such amendment which (i) materially increases the number of shares which may be subject to options granted under the Plan, (ii) materially increases the benefits accruing to participants in the Plan or
(iii) materially modifies the requirement for eligibility to participate in the Plan, shall be subject to stockholder approval, to the extent required by such laws; and provided further that the Plan may not be modified more than more often than once every six months to materially modify (i) the requirements for eligibility under the Plan, (ii) the timing of the grants of options under the Plan or (iii) the number of shares subject to options to be granted under the Plan. No amendment, suspension or termination of the Directors Plan, except as described in the Directors Plan, may adversely affect the rights of an option holder under the Plan without the holder's consent.

  The following table sets forth the amounts that have been received by or allocated to each of the following under the Directors Plan.

                               NEW PLAN BENEFITS
                  1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                                                   NUMBER OF
                                                                 SHARES SUBJECT
NAME                                          DOLLAR VALUE($)(1) TO OPTIONS(2)
----                                          ------------------ --------------
Robert J. Therrien...........................    Not eligible            --
Executive Officers as a group................    Not eligible            --
Current Nonemployee Directors as a group.....         0              70,000(3)
All Employees who are not Executive Officers
 as a group..................................    Not eligible            --

--------
(1) Based upon the difference between the market value of the underlying shares on the date of grant and the exercise price of the options. This valuation does not take into account any appreciation in market value of the underlying shares which may occur over the term of the options. The closing price of the Company's Common Stock on January 3, 1997 was $17.00.
(2) Options may be granted under the Directors Plan only to nonemployee directors.
(3) Representing options to purchase a total of 70,000 shares which have been granted to the Company's three nonemployee directors provided that they remain directors of the Company through July 1, 2001.

Federal Income Tax Consequences of the Directors Plan

  The following general discussion of the Federal income tax consequences of options granted under the Directors Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations thereunder, and existing public and private administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the Directors Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The Directors Plan is not qualified under
Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

  A director will not recognize any taxable income upon the grant of an option under the Directors Plan. Generally, he or she will recognize ordinary taxable income at the time the option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. However, officers and directors, including non-employee directors eligible to participate in the Directors Plan, generally will be subject to Section 16(b) of the Securities Exchange Act of 1934
("Section 16(b)") upon their sale of shares of Common Stock and this may affect their tax liability. In the case of exercise of an option by someone whose sale of shares of Common Stock would subject him or her to liability under Section 16(b), recognition of income by the option holder will be postponed. The IRS regulations have not yet been amended to conform with the recently revised rules under Section 16(b). However, it is generally anticipated that the date of recognition (the "Recognition Date") will be the earlier of (i) six months after the date the option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the option. The option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. Despite this general rule, if the Recognition Date is after the date of exercise, then the option holder may make an election pursuant to Section 83(b) of the Code, in which case the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later Recognition Date. In order to be effective, the 83(b) election must be filed with the Company and the Internal Revenue Service within 30 days of exercise.

  The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a form 1099 that is timely provided to the option holder and filed with the IRS.

  When a director subsequently disposes of the shares of Common Stock received upon exercise of an option, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between the sale price on the date of disposition and the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the option.

  An option holder who pays the exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

  The affirmative vote of a majority of the votes of holders of the Common Stock present in person or by proxy at the Meeting is required for adoption of Proposal No. 2.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2.

                                 OTHER MATTERS

VOTING PROCEDURES

  The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors and for the proposal to amend the directors Plan. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

  The four nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve the amendment of the Directors Plan.

  Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the proposal to amend the Directors Plan even though the stockholder so abstaining intends a different interpretation. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or on the proposal to amend the Directors Plan. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote on one of the proposals will count toward the quorum but will count neither for nor against the proposal not voted.

INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed Price Waterhouse LLP as the independent accountants to audit the Company's consolidated financial statements for the fiscal year ending September 30, 1997. Such firm and its predecessor have served continuously in that capacity since 1989.

  A representative of Price Waterhouse LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

  Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended September 30, 1996 except that on June 21, 1996, Mr. Pippins filed a Form 4 dated June 21, 1996 reflecting a sale of shares of Common Stock on April 26, 1996, and on July 17, 1996, Mr. Brooks filed a Form 4 dated July 17, 1996 reflecting the sale of shares of Common Stock on May 20, May 29 and May 30, 1996.

OTHER PROPOSED ACTION

  The Board of Directors knows of no matters which may come before the Meeting other than the election of directors and the proposal to amend the Directors Plan. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

STOCKHOLDER PROPOSALS

  Proposals which stockholders intend to present at the Company's 1997 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than September 25, 1997.

INCORPORATION BY REFERENCE

  To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, BROOKS AUTOMATION, INC., 15 ELIZABETH DRIVE, CHELMSFORD, MASSACHUSETTS 01824.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                            BROOKS AUTOMATION, INC.

                  1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

    1.   Purpose.  The purpose of this 1993 Nonemployee Director Stock Option
         -------
Plan is to attract and retain the services of experienced and knowledgeable independent directors of the Corporation for the benefit of the Corporation and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Corporation and its stockholders through continuing ownership of its common stock.

    2.   Definitions.  As used herein, each of the following terms has the
         -----------
indicated meaning:

    "Corporation" means Brooks Automation, Inc.

    "Fair Market Value" means the last sale price of the Shares as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or on a national securities exchange on which the Shares may be traded on the date of the granting of the Option. If the Shares are not publicly traded, the fair market value shall mean the fair market value of the Shares as determined by the Board of Directors.

    "Option" means the contractual right to purchase Shares upon the specific terms set forth in this Plan.

    "Option Exercise Period" means the period commencing on the date of grant of an Option pursuant to this Plan and ending ten years from the date of grant.

    "Plan" means this Brooks Automation, Inc. 1993 Nonemployee Director Stock Option Plan.

    "Shares" means the Common Stock, $.01 par value, of the Corporation.

    3.   Stock Subject to the Plan.  The aggregate number of Shares that may be
         -------------------------
issued and sold under the Plan shall be 190,000 shares. The Shares to be issued upon exercise of Options granted under this Plan shall be made available, at the discretion of the Board of Directors, from (i) treasury Shares and/or Shares reacquired by the Corporation for such purposes, including Shares purchased in the open market, (ii) authorized but unissued Shares, and (iii) Shares previously reserved for issuance upon exercise of Options which have expired or been terminated. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares covered thereby shall become available for grant as additional Options under the Plan so long as it shall remain in effect.

    4.   Administration of the Plan.  The Plan shall be administered by the
         --------------------------
Board of Directors of the Corporation (the "Board"). The Board shall, subject to the provisions of the Plan, grant options under the Plan and shall have the power to construe the Plan, to determine all questions as to eligibility, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. The Board may delegate any and all of its authority hereunder to one or more Committees of the Board.

    5.   Eligibility; Grant of Options.  Options will be granted only to a
         -----------------------------
director who is first elected to the Board on or after the date the Directors Plan is adopted by the Board and who is not then an employee of the Corporation ("Eligible Directors"). Each Eligible Director will be granted an Option to purchase 10,000 shares of Common Stock under the Plan as of the date he or she is first elected as a director (the "Initial Option"). Thereafter, each Eligible Director shall be granted a new option for 5,000 Shares on July 1st of each year.

    6.   Terms of Options and Limitations Thereon.
         ----------------------------------------

         (a) Option Agreement.  Each Option granted under this Plan shall be
             ----------------
evidenced by an option agreement between the Corporation and the Option holder and shall be upon such terms and conditions not inconsistent with this Plan as the Board may determine. Each Option shall explicitly state that it is not intended to be an "incentive stock option" as that term is defined in Section 422A of the Internal Revenue Code.

         (b) Price.  The price at which any Shares may be purchased pursuant to
             -----
the exercise of an Option shall be the Fair Market Value of the Shares on the date of grant, but in no event shall the price be less than the par value of the Shares.

         (c) Exercise of Options.  Subject to Paragraph 7 of this Plan, each
             -------------------
Option granted under this Plan may be exercised in full at one time or in part from time to time only during the Option Exercise Period by the giving of written notice, signed by the person or persons exercising the Option, to the Corporation stating the numbers of Shares with respect to which the Option is being exercised, accompanied by full payment for such Shares pursuant to section 7(b) hereof; provided, however, (i) if a person to whom an Option has been
             --------  -------
granted is permanently disabled or dies during the Option Exercise Period, the portion of such Option then exercisable, as provided in Paragraph 7(a) shall be exercisable by him or her or by the executors, administrators, legatees or distributees of his or her estate during the 12 months following his or her or death or permanent disability and, (ii) if a person to whom an Option has been granted ceases to be a director of the Corporation for any cause other than death or permanent disability, the portion of Option then exercisable shall be exercisable during the thirty (30) day period following the date such person ceased to be a director, but, in any event, only to the extent vested pursuant to Paragraph 7(a) hereof.

         (d) Non-Assignability.  No Option or right or interest in an Option
             -----------------
shall be assignable or transferable by the holder except by will or the laws of descent and distribution and during the lifetime of the holder shall be exercisable only by him or her.

    7.   Vesting; Payment.
         ----------------

         (a) Options granted under this Plan may be exercised during the Option Exercise Period at the rate of 20% per year, commencing one year after the date of grant, such that the Option may be exercised in full from and after five years from the date of grant.

         (b) If a person to whom an Option is granted ceases to be an Eligible Director, then each Option issued to said person shall be exercisable, during the remainder of the Option Exercise Period or such shorter period as specified in subparagraph 6(c), only as to the number of Shares as to which the Option was exercisable immediately prior to said termination of affiliation.

         (c) The purchase price of Shares upon exercise of an Option shall be paid by the Option holder in full upon exercise and may be paid (i) in cash or, if the Corporation's shares are traded on NASDAQ or a national securities exchange; (ii) by delivery of Shares having a Fair Market Value on the date of exercise equal to the purchase price, or (iii) any combination of cash and Shares.

         (d) No Shares shall be issued or transferred upon exercise of any Option under this Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Board, including without limitation those described in Paragraph 10 hereof.

    8.   Stock Adjustments.
         -----------------

         (a) If the Corporation is a party to any merger or consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board (or, if the Corporation is not the surviving corporation, the Board of Directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of unexpired Options, for the substitution of new options for, or the assumption by another corporation of, any unexpired Options then outstanding hereunder.

         (b) If by reason of recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the Stock payable in Shares, the outstanding Shares of the Corporation are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, the Board shall conclusively determine the appropriate adjustment in the exercise prices of outstanding Options and in the number and kind of shares as to which outstanding Options shall be exercisable.

         (c) In the event of a transaction of the type described in Paragraphs
(a) and (b) above, the total number of Shares on which Options may be granted under this Plan shall be appropriately adjusted by the Board.

    9.   No Rights Other Than Those Expressly Created.  No person affiliated
         --------------------------------------------
with the Corporation or other person shall have any claim or right to be granted an Option hereunder. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Option holder any right to continue to be affiliated with the Corporation, (ii) giving any Option holder any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. No Option holder shall have any of the rights of a stockholder with respect to Shares covered by an Option until such time as the Option has been exercised and Shares have been issued to such person.

    10.  Miscellaneous.
         -------------

         (a) Withholding of Taxes.  Pursuant to applicable federal, state, local
             --------------------
or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of an Option to, or exercise of an Option by, a holder.
The Corporation may require, as a condition to the exercise of an Option, that the recipient pay the Corporation, at such time as the Board determines, the amount of any taxes which the Board may determine is required to be withheld.

         (b) Securities Law Compliance.  Upon exercise of an Option, the holder
             -------------------------
shall be required to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Shares in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Shares upon any exercise of an Option until completion of such registration or other qualification of such Shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. The Corporation is not obligated to register or qualify the Shares under federal or state securities laws and may refuse to issue such Shares if neither registration nor exemption therefrom is practical. The Board may require that prior to the issuance or transfer of any Shares upon exercise of an Option, the recipient enter into a written agreement to comply with any restrictions on subsequent disposition that the Board or the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates representing the Shares issued hereunder may be legended to reflect such restrictions.

         (c) Indemnity.  The Board shall not be liable for any act, omission,
             ---------
interpretation, construction or determination made in good faith in connection with its responsibilities with respect to the Plan, and the Corporation hereby agrees to indemnify the members of the Board, in respect of any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

    11.  Effective Date; Amendment; Termination.
         --------------------------------------

         (a) The effective date of this Plan shall be the date of the approval of stockholders of the Corporation holding at least a majority of the voting stock of the Corporation.

         (b) The date of grant of any Option granted hereunder shall be the date upon which the Eligible Director to whom the Option is granted becomes a director of the Company.

         (c) The Board, or any Committee who has been delegated the authority to do so, may at any time, and from time to time, amend, suspend or terminate this Plan in whole or in part. Provided however, that so long as there is a requirement under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, for stockholder approval of a Plan and certain amendments thereto, any such amendment which (i) materially increases the number of Shares which may be subject to Options granted under the Plan, (ii) materially increases the benefits accruing to participants in the Plan, or (iii) materially modifies the requirement for eligibility to participate in the Plan, shall be subject to stockholder approval, to the extent so required under said Rule; and provided further that the Plan may not be modified more often than once every six months to materially modify (i) the requirements for eligibility under the Plan, (ii) the timing of the grants of Options under the Plan or (iii) the number of Shares subject to Options to be granted under the Plan. Except as provided herein, no amendment, suspension or termination of this Plan may adversely affect the rights of any person under an Option that has been granted to such person without such person's consent.

         (d) This Plan shall terminate ten years from its effective date, and no Option shall be granted under this Plan thereafter, but such termination shall not affect the validity of Options granted prior to the date of termination.

PROXY                 BROOKS AUTOMATION, INC.   PROXY

     The undersigned hereby appoints Robert J. Therrien and Stanley D. Piekos, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 1997 Annual Meeting of Stockholders of Brooks Automation, Inc. to be held on Thursday, February 20, 1997, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE PROPOSAL TO AMEND THE 1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN.

                  Continued, and to be signed, on reverse side
        (Please fill in the reverse side and mail in enclosed envelope)

[ ] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS.

1.  Election of Directors:

Nominees:  Robert J. Therrien, Norman B. Brooks, Roger D. Emerick,
           Amin J. Khoury

[ ] FOR ALL NOMINEES (except as marked to the contrary)

[ ] WITHHOLD AUTHORITY to vote for all nominees

FOR except vote withheld from the following nominee(s):


____________________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE
SPACE PROVIDED ABOVE.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

                                                         FOR  AGAINST  ABSTAIN
2.  To amend the 1993 Nonemployee Stock Option Plan as   [ ]    [ ]      [ ]
described in the accompanying Proxy Statement.

3. To transact such other business as may properly come before the Meeting.


                                                         MARK HERE FOR
                                                         ADDRESS CHANGE
                                                         AND NOTE AT LEFT  [ ]

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)

Signature:___________________________       Date:__________

Signature:___________________________       Date:__________